UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2022

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 14, 2022, Enstar Group Limited (the “Company”) and its wholly-owned subsidiary, Enstar Finance LLC (“Enstar Finance”), completed an underwritten public offering (the “Offering”) of $500 million aggregate principal amount of 5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042 (the “Junior Subordinated Notes”). The Junior Subordinated Notes were issued by Enstar Finance and are fully and unconditionally guaranteed, on a junior subordinated basis, by the Company. The offer and sale of the Junior Subordinated Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File Nos. 333-247995 and 333-247995-01) and the prospectus included therein filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2020 and a prospectus supplement filed with the Commission on January 14, 2022.
In connection with the Offering, on January 14, 2022, the Company, Enstar Finance and The Bank of New York Mellon, as trustee (the “Trustee”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the junior subordinated indenture, dated as of August 26, 2020 (the “Junior Subordinated Indenture”). The Junior Subordinated Indenture and the Second Supplemental Indenture set forth the terms and conditions of the Junior Subordinated Notes, including customary events of default and the rights and obligations of the parties thereto and the holders of the Junior Subordinated Notes. Copies of the Junior Subordinated Indenture and the Second Supplemental Indenture are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.
The Junior Subordinated Notes will bear interest (a) from the date of original issue to, but excluding, January 15, 2027 at the fixed rate of 5.500% per annum and (b) from, and including, January 15, 2027, during each five-year period thereafter, at a rate per annum equal to the Five-Year Treasury Rate as of two business days prior to the beginning of such five-year period plus 4.006%, as reset at the beginning of each such five-year period. Interest will be paid in arrears on January 15 and July 15 of each year, commencing on July 15, 2022. If, as of any interest payment date, a Mandatory Deferral Event (as defined below) has occurred and is continuing, Enstar Finance and the Company will be required to defer payment of all (and not less than all) of the interest accrued on the Junior Subordinated Notes as of such interest payment date. A “Mandatory Deferral Event” will be deemed to have occurred if the Company or all of its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group) are in breach of the enhanced capital and surplus requirements under applicable insurance supervisory laws (the “Enhanced Capital Requirements”), or would breach such Enhanced Capital Requirements if payment of accrued and unpaid interest on the Junior Subordinated Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Junior Subordinated Notes, were made.
The Junior Subordinated Notes are scheduled to mature on January 15, 2042, if, on such date, certain redemption requirements are satisfied, or otherwise, following such scheduled maturity date, on the earlier of (a) the date falling ten business days after the redemption requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a winding-up of the Company or Enstar Finance occurs (the “Final Maturity Date”). The Junior Subordinated Notes may not be repaid prior to the Final Maturity Date if the Enhanced Capital Requirements would be breached immediately before or after giving effect to such repayment of the Junior Subordinated Notes, unless the Company, Enstar Finance or another subsidiary of the Company replaces the capital represented by the Junior Subordinated Notes to be repaid with capital having equal or better capital treatment as the Junior Subordinated Notes under applicable insurance supervisory laws, provided that any redemption of the Junior Subordinated Notes prior to January 15, 2027 will be subject to the approval of the Bermuda Monetary Authority.
The Junior Subordinated Indenture and the Second Supplemental Indenture provide for the following events of default (subject in certain cases to customary grace and cure periods): nonpayment of principal or any premium when due (other than if Enstar Finance is required to postpone payment to satisfy certain redemption requirements); nonpayment of interest (except if due to a Mandatory Deferral Event); failure of the Company’s guarantee of the Junior Subordinated Notes to be in full force and effect

(other than a permitted release of the guarantee); or certain events of bankruptcy, insolvency or reorganization of Enstar Finance or the Company. Generally, if an event of default occurs, the trustee or the holders representing at least 25% of the aggregate principal amount of the then outstanding Junior Subordinated Notes may declare the principal and accrued and unpaid interest on all of the Junior Subordinated Notes to be due and payable immediately.
The foregoing descriptions of the Junior Subordinated Indenture and the Second Supplemental Indenture are qualified by reference to the agreements themselves, which are attached as exhibits to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
In connection with the Offering, the Company and Enstar Finance entered into an Underwriting Agreement on January 12, 2022 (the “Underwriting Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Enstar Finance, other obligations of the parties and termination provisions. Additionally, the Company and Enstar Finance have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The foregoing description of the Underwriting Agreement is qualified by reference to the agreement itself, which is attached as Exhibit 1.1 to this report, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

1.1*
Underwriting Agreement dated as of January 12, 2022, among Enstar Finance LLC, Enstar Group Limited, Barclays Capital Inc., BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1
Junior Subordinated Indenture dated as of August 26, 2020, among Enstar Finance LLC, Enstar Group Limited and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on August 26, 2020).

4.2	Second Supplemental Indenture dated as of January 14, 2022, among Enstar Finance LLC, Enstar Group Limited and The Bank of New York Mellon, as trustee.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2).

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

January 14, 2022	By:	/s/ Orla Gregory
Orla Gregory
Chief Operating Officer and Acting Chief Financial Officer